Exhibit 23(f)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-171256 on Form S-1 of our report dated February 20, 2012, relating to the consolidated financial statements of Oncor Electric Delivery Holdings Company LLC and subsidiaries, appearing as Exhibit 99(e) in the Annual Report on Form 10-K of Energy Future Holdings Corp. for the year ended December 31, 2011, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas

March 27, 2012